SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2006

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-1084047 (Commission File Number)	95-4691878 (I.R.S. Employer Identification Number)

3998 FAU Blvd., Bldg 1-210, Boca Raton, Florida, 33431
(Address of principal executive offices)(zip code)

Telephone number of registrant, including area code: (561) 417 - 7250

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Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On October 27, 2006, the Board of Directors of Innovative Software Technologies, Inc. (the "Company") approved the Company's dismissal of Stark Winter Schenkein & Co., LLP ("Stark") as independent auditors for the Company and its subsidiaries.

Stark’s reports on the Company's financial statements from the date of Stark’s engagement on February 9, 2006 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Stark’s report for the year ended December 31, 2005 was modified to include an emphasis regarding uncertainty about our ability to continue as a going concern.

There have been no disagreements with Stark on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stark, would have caused it to make reference to the subject matter of the disagreement in connection with its report. None of the events described in Item 304(a)(1)(iv)(B) of Regulation S-B has occurred with respect to Stark.

The Company provided to Stark the disclosure contained in this Form 8-K and requested Stark to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A letter from Stark is attached as Exhibit 16.1 to this Form 8-K and incorporated herein by reference.

(b) On October 27, 2006, the Board of Directors approved the Company's engagement of Mayer Hoffman McCann P.C. ("Mayer") as independent auditors for the Company and its subsidiaries. The Company engaged Mayer on October 27, 2006.

Neither the Company nor anyone on its behalf consulted Mayer regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-B (there being none).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
16.1	Letter of Stark Winter Schenkein & Co., LLP, dated October 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

By:	/s/ Anthony F. Zalenski
Anthony F. Zalenski
Chairman and CEO

Date: October 27, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16.1	Letter of Stark Winter Schenkein & Co., LLP, dated October 27, 2006